SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-12

ANDINA ACQUISITION CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒           No fee required.

☐            Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐           Fee paid previously with preliminary materials:

☐            Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

This filing consists of a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2013.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2013

ANDINA ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-35436	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Carrera 10 No. 28-49, Torre A. Oficina 20-05, Bogota, Colombia

(Address of Principal Executive Offices) (Zip Code)

(646) 684-3045

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ANDINA ACQUISITION CORPORATION (“ANDINA”) HAS MAILED ITS DEFINITIVE PROXY STAETMENT IN CONNECTION WITH ANDINA’S SOLICITATION OF PROXIES FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 20, 2013 RELATING TO ITS MERGER WITH TECNO CORPORATION (“HOLDING”), TECNOGLASS S.A. (“TECNOGLASS”) AND C.I. ENERGIA SOLAR S.A. E.S. WINDOWS (“ES”, COLLECTIVELY WITH HOLDING AND TECNOGLASS, THE “COMPANY”). SHAREHOLDERS OF ANDINA AND OTHER INTERESTED PERSONS ARE ADVISED TO READ ANDINA’S DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ ANDINA’S FINAL PROSPECTUS, DATED MARCH 16, 2012, AND ANDINA’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 28, 2013, AS AMENDED, FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF THE ANDINA OFFICERS AND DIRECTORS AND OF EBC AND MJTA AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THE MERGER. THE DEFINITIVE PROXY STATEMENT WAS MAILED TO ANDINA SHAREHOLDERS AS OF NOVEMBER 22, 2013, THE RECORD DATE ESTABLISHED FOR VOTING ON THE MERGER. SHAREHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: THE EQUITY GROUP INC., 800 THIRD AVENUE, 36TH FLOOR, NEW YORK, NEW YORK 10022. THE DEFINITIVE PROXY STATEMENT CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET SITE (HTTP://WWW.SEC.GOV).

Item 1.01	Entry into a Material Definitive Agreement

The information contained in Item 3.02 below is incorporated by reference herein.

Item 3 .02	Unregistered Sales of Equity Securities

As previously reported, Andina entered into that certain Agreement and Plan of Reorganization (the “Merger Agreement”) by and among Andina, Andina Merger Sub, Inc., a Cayman Islands exempted company and a wholly-owned subsidiary of Andina (“Merger Sub”) and the Company, pursuant to which Holding will become a wholly-owned subsidiary of Andina following approval of the merger by Andina’s shareholders (the “Merger”).

On December 19, 2013, Andina entered into subscription agreements with two investors pursuant to which such investors agreed to purchase up to an aggregate of 850,000 ordinary shares (“Shares”) of the Company at $10.18 per Share, or up to an aggregate of $8,653,000; provided, however, that the number of Shares purchased will be reduced, in the investors’ sole discretion, based on a formula derived by taking the maximum number of shares to be purchased and multiplying it by a ratio (the “Scaling Ratio”) equal to the number of Andina’s “public shares” (as such term is used in Andina’s Definitive Proxy Statement) issued and outstanding immediately following the Merger over 2,550,000.

The Shares will be sold to the investors under Section 4(2) of the Securities Act of 1933, as amended, as the investors are accredited investors. The Company intends to use the proceeds from the sales for general working capital purposes. The closing of the purchase is conditional upon, and will take place ten days after, consummation of the Merger (the “Closing”).

Pursuant to the subscription agreement, an affiliate of A. Lorne Weil, Andina’s non-executive Chairman of the Board (the “Insider”), has agreed that it and/or its designees will transfer to the investors up to an aggregate of 796,875 warrants (as reduced pro rata based on the Scaling Ratio) to purchase ordinary shares of Andina (“Insider Warrants”) promptly after the Closing.

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Notwithstanding the foregoing, the investors may, in their sole and absolute discretion, notify Andina and the Insider prior to the Closing that it chooses to apply a ratio in excess of the Scaling Ratio (to a maximum of one) in determining the number of Shares and Insider Warrants to be purchased and transferred.

Andina has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the Shares and Insider Warrants (and shares underlying the Insider Warrants) no later than four months after the Closing and use its best efforts to have such registration statement declared effective as soon as possible.

On December 19, 2013, Andina issued a press release announcing the foregoing. A copy of the press release for such announcement is attached to this Report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit	Description

10.1	Form of Subscription Agreement

99.1	Press release, dated December 19, 2013

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2013

ANDINA ACQUISITION CORPORATION

By:	/s/ B. Luke Weil
Name: B. Luke Weil
Title: Chief Executive Officer

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SUBSCRIPTION AGREEMENT

This Subscription Agreement (“Subscription Agreement”) is being used by Andina Acquisition Corporation, a Cayman Islands company (the “Company”), for a private placement of ordinary shares, par value $0.0001 per share (the “Shares”), of the Company to ___________ (collectively, the “Investor”) for a purchase price of $10.18 per share, on the terms contained in this Subscription Agreement.

The Investor hereby agrees as follows:

1. Subscription for Securities. Subject to the terms and conditions set forth in this Subscription Agreement, the Investor hereby subscribes for a maximum of ____ Shares, as may be reduced (but not increased) at the Investor’s sole discretion, by multiplying ____ by the ratio (the “Scaling Ratio”) of: the number of the Company’s “public shares” (as such term is used in the Disclosure Document (as defined below)) issued and outstanding immediately following the Merger (as defined below) over 2,550,000.

2. Closing and Delivery of Securities. The closing (“Closing”) will occur 10 days after the consummation of the transactions contemplated by the Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of August 17, 2013, as amended, by and among the Company, Andina Merger Sub, Inc., Tecno Corporation, Tecnoglass S.A. and C.I. Energia Solar S.A. E.S. Windows (the “Merger”). Accordingly, there will be no Closing if the transactions contemplated by the Merger Agreement are not consummated. In the event the transactions contemplated by the Merger Agreement are consummated, then on the Closing, (i) the Investor will wire the purchase price to an account specified by the Company; and (ii) the Company shall deliver to the Investor certificates representing the Shares being purchased.

3. Outside Date. The Investor shall be obliged to complete the transactions contemplated hereunder only if the Merger has been consummated on or before December 23, 2013.

4. Transfer of Warrants. In consideration of the agreements made by the Investor herein, if the transactions contemplated by the Merger Agreement are consummated and the Closing occurs, the A. Lorne Weil 2006 Irrevocable Trust (“Insider”) and/or its designees will, at or promptly after the Closing, transfer to the Investor a aggregate of warrants (“Insider Warrants”) of the Company beneficially owned by it, in an amount equal to the lesser of (i) _____ and (ii) ______ multiplied by the scaling ratio. For the avoidance of doubt, each such Insider Warrant entitling the holder thereof to purchase one ordinary share of the Company at a price of $8.00 per share. Promptly after execution of this Agreement, the Company shall instruct its warrant agent not to register any transfer of the Insider Warrants to anyone other than the Investor which would have the effect of decreasing the number of Insider Warrants held by the Insider below the lesser of (x) 796,875 and (y) 796,875 multiplied by the Scaling Ratio.

5. Increase to Scaling Ratio. Notwithstanding anything contained herein, the Investor may, in its sole and absolute discretion, notify the Company and the Insider prior to the Closing that it chooses to apply a ratio in excess of the Scaling Ratio (to a maximum of one) in determining the number of Shares and Insider Warrants to be purchased hereunder.

6. Registration Rights. The Company agrees that not later than four months after the Closing, the Company shall file a registration statement covering the resale by the Investor of the Shares and the Insider Warrants (and underlying ordinary shares) and use its best efforts to have such registration statement declared effective by the Securities and Exchange Commission as soon as possible.

7. Investor Representations and Warranties. The Investor hereby represents and warrants as follows:

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7.1. Accredited Investor Status. Investor is an accredited investor within the meaning of Section 2(15) of the Securities Act of 1933, as amended (“Securities Act”), and Rule 501 promulgated thereunder.

7.2. Information About the Company.

(a) The Company has made available to the Investor a copy of the Company’s Definitive Proxy Statement relating to the Company’s extraordinary general meeting of shareholders to approve the Merger Agreement (the “Disclosure Document”). Investor has read the Disclosure Document, including the “Risk Factors” set forth in the Disclosure Document, together with this Subscription Agreement, and fully understands the information set forth therein and herein. Investor has been given access to full and complete information regarding the Company as Investor has requested and has utilized such access to Investor’s satisfaction for the purpose of verifying the information included herein and therein, and Investor has either met with or been given reasonable opportunity to meet with the officers of the Company for the purpose of asking reasonable questions of such officers concerning the terms and conditions of the offering and the business of the Company now and hereafter to be conducted following consummation of the transactions contemplated by the Merger Agreement and all such questions have been answered to Investor’s full satisfaction. Investor has also been given an opportunity to obtain any additional relevant information to the extent reasonably available to the Company. After reading such information and materials, Investor understands that there is no assurance as to the future performance of the Company, the Shares or the Insider Warrants.

(b) Other than as set forth herein, Investor has received no representation or warranty from the Company or any of its officers, directors, equity holders, employees or agents in respect of Investor’s investment in the Shares or Insider Warrants. Investor is not subscribing for the Shares as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

7.3. Speculative Investment. Investor is aware that the Shares and Insider Warrants are speculative investments that involve a high degree of risk and Investor may suffer the total loss of its investment. Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and Insider Warrants and has obtained, in Investor’s judgment, sufficient information to evaluate the merits and risks of an investment in the Shares and Insider Warrants. Investor believes that the investment in the Shares and Insider Warrants is suitable for it based upon its investment objectives and financial needs, and Investor has adequate means for providing for its current financial needs and contingencies and has no need for liquidity with respect to its investment in the Shares and Insider Warrants. The investment in the Shares and Insider Warrants does not constitute a significant portion of Investor’s investment portfolio.

7.4. Restrictions on Transfer. Investor understands that (i) neither the Shares nor Insider Warrants have been registered under the Securities Act of 1933, as amended (“Securities Act”), or the securities laws of any state in reliance on specific exemptions from registration and (ii) the Shares and Insider Warrants cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states, or an exemption from such registration is available. The certificates issued to the Investor representing the Shares and Insider Warrants will bear a restrictive legend relating to such restrictions. In addition, Investor understands that the Company is relying on Investor’s representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws.

7.5. Investment Representation. Investor is acquiring the Shares and Insider Warrants for its own account for investment and not with a view to, or for sale in connection with, any subsequent distribution of the securities, nor with any present intention of selling or otherwise disposing of all or any part of the Shares or Insider Warrants in violation of the Federal securities laws. Investor understands that, although there may potentially be a public market for the Shares or Insider Warrants, there is none currently and there is no assurance that any such market will exist in the future.

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7.6. Authority. Investor is authorized and qualified to become an investor in the Shares and Insider Warrants and the person signing this Subscription Agreement on behalf of Investor has been duly authorized by Investor to do so.

8. Company Representations and Warranties. The Company hereby represents and warrants to the Investor as follows:

8.1. Authority. The Company has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement has been duly and validly taken and this Agreement has been duly executed and delivered by the Company. Subject to the terms and conditions of this Agreement, this Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and (ii) the applicability of the federal and state securities laws and public policy as to the enforceability of the indemnification provisions of this Agreement. The sale by the Company of the Shares does not conflict with the amended and restated memorandum and articles of association of the Company or any material contract by which the Company or its property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property.

8.2. Disclosure Document. The Disclosure Document does not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

10. Counterparts. This Subscription Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. The execution of this Subscription Agreement may be by actual or facsimile signature.

11. Benefit. Except as otherwise set forth herein, this Subscription Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

12. Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by telefacsimile or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

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If to the Company:

Andina Acquisition Corporation

Carrera 10 No. 28-49

Torre A. Oficina 20-05,

Bogota, Colombia

Attn: B. Luke Weil

Fax:

Email: luke@gmail.com

If to Investor:

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a telefacsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party’s on-line access provider (iv) the date reflected on a signed delivery receipt, or (vi) two (2) business days following tender of delivery or dispatch by express mail or delivery service.

13. Disclosure; Exchange Act Filings. Promptly after execution of this Agreement, the Company will issue a press release describing this Agreement and subsequently file a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) reporting such execution. The parties to this Agreement shall cooperate with one another to assure that all such disclosures are accurate and consistent.

14. Oral Evidence. This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. This Subscription Agreement may not be changed, waived, discharged, or terminated orally, but rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

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IN WITNESS WHEREOF, the undersigned have executed this Subscription Agreement as of the 19th day of December, 2013.

By:

Name:
Title:
Tax ID:
Address:
Number of Shares To Be Purchased:
Number of Insider Warrants To Be Received:

AGREED AND ACCEPTED BY:

ANDINA ACQUISITION CORPORATION

By:

Name:

Title:

THE A. LORNE WEIL 2006 IRREVOCABLE TRUST

(SOLELY WITH RESPECT TO SECTION 4)

By:

Name:

Title:

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FOR IMMEDIATE RELEASE

ANDINA ACQUISITION CORPORATION ANNOUNCES PRIVATE PLACEMENT COMMITMENTS

FOR UP TO $8,653,000

New York, NY and Barranquilla, Colombia – December 19, 2013 – Andina Acquisition Corporation (NASDAQ: ANDA; ANDAW) (“Andina”) today announced that it has entered into binding commitments with two investors (collectively, the “Purchaser”) pursuant to which the Purchaser will purchase up to an aggregate of 850,000 ordinary shares of Andina at a price $10.18 per share, for an aggregate purchase price of up to $8,653,000. The number of shares actually purchased will be based on the number of public shares outstanding immediately following the closing of the merger (“Merger”) between Andina and privately-held Tecnoglass S.A. and C.I. Energia Solar S.A. E.S. Windows (collectively, “Tecnoglass”). The proceeds will be used for general working capital purposes.

In connection with the private placement, an affiliate of A. Lorne Weil, Non-Executive Chairman of Andina, has agreed that it and/or its designees will transfer to the Purchaser, at closing, up to an aggregate of 796,875 warrants to purchase Andina ordinary shares (such amount to be reduced pro rata based on the number of shares actually purchased by the Purchaser).

Closing of the private placement is conditional upon, and is expected to occur ten days after, the closing of the Merger of Andina and Tecnoglass.

As previously announced, Andina will hold its Extraordinary General Meeting of Shareholders (the “Meeting”) on Friday, December 20, 2013 at 9:00 a.m. ET at the offices of Graubard Miller, 405 Lexington Avenue, New York City. All shareholders of record as of November 22, 2013 are entitled to vote at the Meeting in person or by proxy to approve, among other things, the proposed business combination between Andina and Tecnoglass that will allow Tecnoglass to go public, with the current owners of Tecnoglass retaining majority ownership and control.

Additionally, information regarding the private placement will be available in a Current Report on Form 8-K that will be filed by Andina with the Securities and Exchange Commission. Additional information regarding the Meeting and the proposed merger is available in the Definitive Proxy Statement filed by Andina with the Securities and Exchange Commission on December 4, 2013, a copy of which may be accessed, free of charge, at www.sec.gov.

Ensuring Your Vote is Counted

Andina advises holders of its ordinary shares to move these securities into accounts which do not permit the lending of securities, so called cash accounts or segregated accounts, and out of accounts that permit the lending of securities, such as margin accounts. These steps are designed to ensure that votes related to ordinary shares beneficially owned by shareholders are properly counted. Beneficial owners of ordinary shares that have been lent out (either with or without the beneficial owners’ knowledge) are not permitted to vote those shares.

Not a Proxy Statement

This press release is not a proxy statement or a solicitation of proxies from the holders of ordinary shares of Andina and does not constitute an offer of any securities of Andina for sale. Any solicitation of proxies will be made only by the Definitive Proxy Statement of Andina that was mailed to all shareholders of record as of November 22, 2013. Investors and security holders of Andina are urged to read the Definitive Proxy Statement and appendices thereto, because they contain important information about Andina and Tecnoglass.

About Tecnoglass

Tecnoglass is a leading manufacturer of hi-spec, architectural glass and windows for the global residential and commercial construction industries. Headquartered in Barranquilla, Colombia, Tecnoglass operates out of a 1.2 million square foot vertically-integrated, state-of-the-art manufacturing complex that provides easy access to the Americas, the Caribbean, and the Pacific. Tecnoglass sells to more than 300 customers in North, Central and South America, and exports approximately 43% of its production to foreign countries, with the United States accounting for approximately 30% of Company revenues in 2012. Tecnoglass’s tailored, high-end products are found on some of the world’s most distinctive properties, including the El Dorado Airport (Bogota), Imbanaco Medical Center (Cali), Trump Plaza (Panama), Trump Tower (Miami), and The Woodlands (Houston).

About Andina Acquisition Corporation

Andina Acquisition Corporation was incorporated in the Cayman Islands on September 21, 2011 as a blank check company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

Andina’s initial public offering was declared effective March 16, 2012 and was consummated on March 22, 2012. Andina received net proceeds of $38.3 million through the sale of 4.0 million units, each consisting of one ordinary share and one warrant and certain private placements that were consummated simultaneously with the initial public offering. As of October 31, 2013, Andina held approximately $42.74 million in a trust account maintained by an independent trustee, which will be released upon the consummation of the business combination.

Additional information regarding Andina Acquisition Corporation may be found at www.andinaacquisition.com. Additional information regarding Tecnoglass may be found at http://www.tecnoglass.com. The information in Andina’s website and Tecnoglass’ website is not, and shall not be deemed to be, a part of this notice or incorporated in filings Andina makes with the Securities and Exchange Commission.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Andina’s and Tecnoglass’s managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass’ business. These risks, uncertainties and contingencies include: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement for the business combination (the “Merger Agreement”), (2) the outcome of any legal proceedings against Andina, Tecnoglass, ES; (3) the inability to complete the transaction contemplated by the Merger Agreement, including due to failure to obtain approval of the shareholders of Andina or other conditions to closing in the Merger Agreement; (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulator reviews required to complete the transactions contemplated by the Merger Agreement; (5) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transaction described therein and herein; (6) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations; (9) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in Andina’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that Tecnoglass’ financial results in any particular period may not be indicative of future results. Neither Andina nor Tecnoglass is under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

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Contacts:

The Equity Group Inc.

Devin Sullivan, Senior Vice President

212-836-9608

dsullivan@equityny.com

Thomas Mei, Associate

212-836-9614

tmei@equityny.com